Exhibit 99.1
                                                                    ------------










                                 Monroe Bancorp
                              (Monroe Bancorp logo)



                          Quarterly Financial Statement
                               Second Quarter 2003

August 28, 2003

Dear Shareholders and Friends,

Net income for the six months ended June 30, 2003 was $1,810,000 or $0.30 per common share compared to $3,062,000 or $0.50 per common share for the same period in 2002. The decline in net income was the result of a special provision for loan losses that was announced in May of this year. The special provision of $2,300,000 had an after-tax impact of $1,389,000 on net income for the first half of 2003. While the need for the special provision was certainly disappointing, the core earnings produced by the Company remained strong. Excluding the impact of the special provision, earnings for the first six months of 2003 were $3,199,000 or $0.52 per common share, which would have reflected a
4.5 percent increase over the first half of 2002. As previously disclosed, the special provision was directly related to an analysis of the collateral values and many other factors related to loans outstanding to a certain real estate developer, who ultimately filed bankruptcy, and to parties affiliated with the developer. We believe that the allowance for loan losses is adequate to cover losses inherent to our lending businesses.

Staying the Course
All too often, a problem such as the credit issues that warranted our special provision cause an organization to pull back from their strategic objectives and plans. I want to assure you that we have learned from this experience, and we remain committed to the plans and activities that will lead to our targeted long-term growth in net income. Specifically, we remain committed to the following objectives:

o Expanding the Bank into attractive markets surrounding Indianapolis. We have recently hired John Christy to lead the Bank's efforts to grow within this market.
o Increasing the Bank's efforts to build the portfolio of loans originated from within our markets.
o Increasing the share of core deposits that we attract from each of our markets. This task is important for both interest margin and cross-selling reasons.
o Continuing to grow the Bank's asset management and investment sales businesses.

Underlying these critical business objectives is our determination to focus on customer needs, to provide outstanding service and to be a leader in community service. We believe that our efforts to excel in these areas are what separates us from our competition and are the basis of our ongoing success.

Achievements
We realized a number of important successes during the first six months of 2003.

o Our lending departments worked tirelessly, resulting in a 110.2 percent increase in income derived from the sale of fixed-rate mortgages into the secondary market, or a $433,000 increase over the same period in 2002. Mortgages sold into the secondary market during the first half of 2003 totaled $53,977,000, compared to $33,127,000 for the first half of 2002, a
     62.9 percent increase.
o Trust assets under management reached $177,502,000 at June 30, 2003, an increase of 28.5 percent from June 30, 2002.
o The Bank's fee income from trust, brokerage services, and branch-based investment sales totaled $966,000 for the first half of 2003. This represents an increase in fee income of 11.4 percent compared to the same period in 2002.

Important Addition to the Bank's Management Team
As I mentioned earlier, we recently hired John Christy as our President of the Bank's Central Indiana Region. John has 20 years of banking experience in key management positions in the commercial banking industry. He served as Senior Vice President for Key Bank in Indianapolis as the Middle Market Commercial Division team sales leader for Central Indiana. John returns to Indiana after a three-year hiatus, which he spent in Tampa, Florida as a Senior Vice President of Southtrust Bank. He was the regional manager in charge of the West Florida Middle Market Division. John also gained experience in Columbus, Ohio as an Area Bank President for Star Bank, responsible for all of that region's business development activities, including retail banking, private banking and commercial real estate lending. John has the demonstrated ability to unite his teams to exceed aggressive corporate goals. He will not only lead the business development efforts in our expanded territory, but he will become an integral part of your Company's executive management team. We welcome John to our team and envision great results from our Central Indiana region under his skilled leadership.

On behalf of your Board of Directors, officers and staff of Monroe Bank, thank you for your continued support.

Respectfully,

Mark D. Bradford
President and Chief Executive Officer

Forward Looking Statements
Special Note: Statements in this letter that relate to future results and events (including statements about future financial and operating performance) are based on the company's current expectations. Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties, including general economic and business conditions; changes in interest rates; loss of deposits and loan demand to other financial institutions; substantial changes in financial markets; changes in real estate values and real estate market; or regulatory changes. Additional discussion of these and other factors affecting the company's business and prospects is contained in the company's periodic filings with the Securities and Exchange Commission.

Monroe Bancorp
Second Quarter 2003 Financial Statement

Financial Highlights as of June 30

($ in thousands, except per share data)
                                                                   Percent
                                         2003         2002         Change
-----------------------------------------------------------------------------

Operating results *
Interest income                       $ 14,071     $ 15,000         (6.2)%
Interest expense                         4,592        5,726        (19.8)
Net interest income                      9,479        9,274          2.2
Provision for loan losses                3,110          552        463.4
Income taxes                               533        1,530        (65.2)
Net income                               1,810        3,062        (40.9)

Per Share Data
Net income-basic and diluted *            0.30         0.50        (40.0)
Dividends *                               0.24         0.24          0.0
Book value at quarter end                 7.33         6.96          5.3

June 30, Balances
Total assets                           573,926      528,444          8.6
Total deposits                         430,336      403,496          6.7
Net loans                              408,312      377,081          8.3
Shareholders' equity                    44,758       42,456          5.4

Selected Financial Ratios
Return on average assets                  0.66  %      1.21 %
Return on average equity                  8.13        14.84
Allowance for loan losses as a
     percentage of portfolio loans        1.45         1.10


* Six months ended June 30


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                                   Total Assets

                  1999      2000      2001      2002      2003

                $394,453  $444,371  $455,648  $528,444  $573,926



Monroe Bancorp and Subsidiary
Consolidated Balance Sheets June 30 (Unaudited)
($ in thousands, except per share data)

                                                          2003           2002
--------------------------------------------------------------------------------

ASSETS
Cash and cash equivalents:
   Cash and non-interest
       bearing deposits ..........................     $  18,565      $  17,575
   Federal funds sold ............................        18,200          9,200
                                                       ---------      ---------
      Total cash and cash equivalents ............        36,765         26,775
Held-to-maturity securities ......................        48,297         66,682
Available-for-sale securities ....................        55,190         32,617
Trading securities ...............................         3,086          2,923
Loans, net of allowance for loan losses
   of $5,878 and $4,186 ..........................       408,312        377,081
Bank premises and equipment ......................        11,661         11,977
FHLB stock .......................................         2,274          1,882
Accrued interest receivable ......................         2,756          3,417
Other assets .....................................         5,585          5,090
                                                       ---------      ---------
                  Total assets ...................     $ 573,926      $ 528,444
                                                       =========      =========


LIABILITIES AND
  SHAREHOLDERS' EQUITY
Deposits .........................................     $ 430,336      $ 403,496
Repurchase agreements ............................        48,340         39,903
Other borrowings .................................        45,872         36,950
Accrued interest payable .........................           716            935
Other liabilities ................................         3,904          4,704
                                                       ---------      ---------
                  Total liabilities ..............       529,168        485,988
                                                       ---------      ---------

Shareholders' equity:
  Common stock, no par value
    18,000,000 shares authorized,
    6,150,240 shares issued and outstanding ......           137            137
  Additional paid-in capital .....................         3,377          3,362
  Retained earnings ..............................        40,964         39,047
  Net unrealized gain (loss) on
    available-for-sale securities ................           816            507
  Unearned ESOT shares ...........................          (536)          (597)
                                                       ---------      ---------
                  Total shareholders' equity .....        44,758         42,456
                                                       ---------      ---------
                  Total liabilities and
                    shareholders' equity .........     $ 573,926      $ 528,444
                                                       =========      =========

                                   Net Income

                  1999      2000      2001      2002      2003

                 $2,276    $2,603    $2,951    $3,062    $1,810


Monroe Bancorp and Subsidiary
Consolidated Statements of Income
Six Months Ended June 30 (Unaudited)

                                                            2003           2002
-------------------------------------------------------------------------------

Interest income ..................................        $14,071       $15,000
Interest expense .................................          4,592         5,726
                                                          -------       -------
     Net interest income .........................          9,479         9,274

Provision for loan losses ........................          3,110           552
                                                          -------       -------
     Net interest income after provision
        for loan losses ..........................          6,369         8,722
Other operating income ...........................          4,001         2,744
Other operating expenses .........................          8,027         6,874
                                                          -------       -------
      Income before income tax ...................          2,343         4,592
Income tax provision .............................            533         1,530
                                                          -------       -------
                   Net income ....................          1,810         3,062

Retained earnings --
  beginning of year ..............................         40,619        37,449
Dividends ($.24 per share in 2003 and 2002) ......         (1,465)       (1,464)
                                                          -------       -------
Retained earnings -- end of period ...............        $40,964       $39,047
                                                          =======       =======

Basic and diluted net income per share ...........        $  0.30       $  0.50
                                                          =======       =======

Monroe Bancorp Board of Directors
---------------------------------
David D. Baer, Chairman
Bradford J Bomba, Jr., M.D.
Mark D. Bradford, President and CEO
Steven R. Crider
Timothy D. Ellis
Joyce Claflin Harrell
Harry F. McNaught, Jr.
Paul W. Mobley
Richard P. Rechter
Charles R. Royal, Jr.

Stock Transfer Agent and Registrar
----------------------------------
Please contact Monroe Bancorp's transfer agent, at the phone number or address listed below, with questions concerning stock certificates, dividend checks, transfer of ownership, or other matters pertaining to your stock account.

Registrar and Transfer Company
------------------------------
10 Commerce Drive
Cranford, New Jersey  07016
(800) 368-5948
kbrotz@rtco.com

Investor Information
--------------------
Corporate Headquarters
----------------------
Monroe Bancorp
210 E. Kirkwood Avenue
Bloomington, IN  47408
(812) 336-0201

Stock Symbol
------------
NASDAQ:MROE

Investor Contact
----------------
Mark D. Bradford
President, CEO
210 E. Kirkwood Avenue
Bloomington, IN  47408
(812) 336-0201
bradford@monroebank.com

Current News and Information
----------------------------
For the most current news releases, visit our Web site at www.monroebank.com. The
Securities and Exchange Commission maintains a Web site that contains reports, proxy and information statements including our quarterly report on Form 10-Q. Their Web site address is www.sec.gov.

                Member FDIC
                monroebank.com

                Equal Housing Lender

Banking Locations

Monroe County                             Lawrence County
-------------------------                 --------------------------
Main Office *                             Stone City Mall*
210 E. Kirkwood Avenue                    3300 W. 16th Street
Bloomington, IN  47408                    Bedford, IN  47421
(812) 336-0201                            (812) 275-7800

4616 W. Richland Plaza*                   Hendricks County
Bloomington, IN  47404                    --------------------------
(812) 876-6044                            7517 Beechwood Centre Road
                                          Suite 300
4191 W. Third Street*                     Avon, IN  46123
Bloomington, IN  47403                    (317) 272-7820
(812) 331-3501
                                          65 Garner Road, Suite 400
1825 N. Kinser Pike*                      Brownsburg, IN  46112
Bloomington, IN  47404                    (317) 858-2720
(812) 331-3518
                                          2059 Hadley Road
306 E. Kirkwood Avenue                    Plainfield, IN  46168
Bloomington, IN  47408                    (317) 837-5201
(812) 331-3510
                                          Additional ATM Locations
111 S. Lincoln Street                     --------------------------
Bloomington, IN  47408
(812) 331-3555                            512 College Mall Road*
                                          Bloomington, IN
2801 Buick-Cadillac Blvd*                 (O'Malia's ATM)
Bloomington, IN  47401
(812) 331-3507                            2300 N. Walnut St.*
                                          Bloomington, IN
2490 S. Walnut Street*                    (McDonald's North ATM)
Bloomington, IN  47403
(812) 331-3514                            1400 E. Third Street*
                                          Bloomington, IN
Retirement                                (Jordan Square ATM)
Community Locations
-------------------------                 1789 E. Tenth Street*
800 Bell Trace Circle                     Bloomington, IN
Bloomington, IN  47408                    (Crosstown II ATM)
(812) 331-3575
                                          4681 W. Richland Plaza*
2455 Tamarack Trail*                      Bloomington, IN
Bloomington, IN 47408                     (Ellettsville IGA ATM)
(812) 353-7722
                                          601 West 2nd Street*
3211 E. Moores Pike                       Bloomington, IN
Bloomington, IN  47401                    (Bloomington Hospital ATM)
(812) 353-7720
                                          2010 Daniels Way*
Jackson County                            Bloomington, IN
-------------------------                 (Ivy Tech State College ATM)
1051 W. Spring Street*
Brownstown, IN  47220
(812) 358-3171

                                          *Indicates 24-hour ATM location.